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                          AGREEMENT AND PLAN OF MERGER


                         DATED AS OF SEPTEMBER 29, 1997


                                     BETWEEN


                         ACADEMIC COMPUTER SYSTEMS, INC.

                                       AND

                            WORLDS ACQUISITION CORP.




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

                                TABLE OF CONTENTS

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

ARTICLE I         DEFINITIONS...................................................................................  1


ARTICLE II        THE MERGER....................................................................................  7

                           2.1              The Merger..........................................................  7
                           2.2              Conversion or Cancellation of
                                                     Capital Stock of the Company...............................  8
                           2.3              Issuance of Merger Consideration....................................  9
                           2.4              No Fractional Shares................................................ 10
                           2.5              Stock Transfer Books................................................ 10
                           2.6              Tax-Free Reorganization............................................. 10


ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................. 11

                           3.1              Corporate Organization.............................................. 11
                           3.2              Capitalization...................................................... 11
                           3.3              Subsidiaries........................................................ 12
                           3.4              No Commitments to Issue Capital Stock............................... 12
                           3.5              Authorization....................................................... 12
                           3.6              No Conflict; Transactions with
                                                     Certain Persons............................................ 12
                           3.7              Acquired Business................................................... 13
                           3.8              Financial Statements; Undisclosed
                                                     Liabilities;  Receivables;
                                                     Supplies; Restructuring of Old
                                                     Bridge Notes............................................... 13
                           3.9      Taxes....................................................................... 15
                           3.10     Title to Properties; Absence
                                                     of Encumbrances............................................ 17
                           3.11     Intellectual Property....................................................... 17
                           3.12     Contracts and Agreements.................................................... 18
                           3.13     Insurance................................................................... 20
                           3.14     Litigation.................................................................. 20
                           3.15     Compliance with Law......................................................... 21
                           3.16     Employees................................................................... 21
                           3.17     Employee Benefit Plans...................................................... 22
                           3.18     Environmental Matters....................................................... 24
                           3.19     Powers of Attorney.......................................................... 26
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
                           3.20     Bank Accounts............................................................... 26
                           3.21     Absence of Certain Changes.................................................. 26
                           3.22     Books and Records........................................................... 29
                           3.23     Absence of Certain Business Practices....................................... 29
                           3.24     Customer Relationships...................................................... 29
                           3.25     Disclosure.................................................................. 29
                           3.26     Securities Laws; Lock-up Letters;
                                                     Proxies and Restrictive Legends............................ 29
                           3.27     Transfer or Resale.......................................................... 30


ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BUYER....................................................... 31

                           4.1              Organization and Existence.......................................... 31
                           4.2              Capitalization...................................................... 31
                           4.3              Authorization....................................................... 32
                           4.4              No Conflict......................................................... 32
                           4.5              Litigation.......................................................... 32
                           4.6              Broker or Finder.................................................... 32
                           4.7              Compliance.......................................................... 33


ARTICLE V         COVENANTS OF THE COMPANY...................................................................... 33

                           5.1              Normal Course....................................................... 33
                           5.2              Negative Covenants.................................................. 33
                           5.3              Certain Filings..................................................... 34
                           5.4              New Financing....................................................... 34
                           5.5              Best Efforts to Satisfy Conditions.................................. 34
                           5.6              Further Assurances.................................................. 34
                           5.7              Restructuring of Liabilities........................................ 34
                           5.8              Availability of Employees........................................... 35
                           5.9              Company Stockholders' Approval...................................... 35
                           5.10             No Other Negotiations............................................... 35
                           5.11             Conduct of Business................................................. 35


ARTICLE VI        COVENANTS OF BUYER............................................................................ 35

                           6.1              Cooperation......................................................... 35
                           6.2              Certain Filings..................................................... 36
                           6.3              Best Efforts to Satisfy Conditions.................................. 36
                           6.4              Further Assurances.................................................. 36
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
                           6.5              Mandatory Reporting Covenant.........................................36
                           6.6              Registration Rights................................................. 36


ARTICLE VII       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.................................................. 37

                           7.1              Consummation of the New Financing................................... 37
                           7.2              Representations and Warranties...................................... 37
                           7.3              Compliance with Covenants........................................... 37
                           7.4              Lack of Adverse Change.............................................. 37
                           7.5              Update Certificate.................................................. 37
                           7.6              Opinion of Counsel.................................................. 37
                           7.7              Regulatory Approvals................................................ 37
                           7.8              Consents of Third Parties to Contracts.............................. 37
                           7.9              No Violation of Orders.............................................. 38
                           7.10             Prohibited Transactions Inquiries................................... 38
                           7.11             Stockholder Approval................................................ 38


ARTICLE VIII      CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF THE COMPANY.............................................................. 38

                           8.1              Consummation of the New Financing................................... 39
                           8.2              Representations and Warranties...................................... 39
                           8.3              Compliance with Covenants........................................... 39
                           8.4              Update Certificate.................................................. 39
                           8.5              Opinion of Counsel.................................................. 39
                           8.6              Regulatory Approvals................................................ 39
                           8.7              No Violation of Orders.............................................. 39
                           8.8              Stockholders' Approval.............................................. 39


ARTICLE IX        CLOSING; CLOSING DATE......................................................................... 40


ARTICLE X         TERMINATION................................................................................... 40


ARTICLE XI        INDEMNIFICATION............................................................................... 41

                           11.1             Survival of Representations and Warranties.......................... 41
                           11.2             Indemnification by the Company...................................... 41
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
                           11.3             Indemnification by Buyer............................................ 41
                           11.4             General Limitations on Indemnification.............................. 42


ARTICLE XII       MISCELLANEOUS................................................................................. 42

                           12.1             Expenses............................................................ 42
                           12.2             Entirety of Agreement............................................... 42
                           12.3             Notices............................................................. 43
                           12.4             Amendment........................................................... 43
                           12.5             Nonwaiver........................................................... 43
                           12.6             Counterparts........................................................ 43
                           12.7             Assignment; Binding Nature;
                                                     No Beneficiaries........................................... 44
                           12.8             Headings............................................................ 44
                           12.9             Governing Law....................................................... 44
                           12.10            Specific Performance................................................ 44
                           12.11            Construction........................................................ 44
                           12.12            Disclosure.......................................................... 45
                           12.13            Remedies Cumulative................................................. 45
                           12.14            Non-Recourse........................................................ 45
                           12.15            Consent to Jurisdiction and
                                                     Service of Process......................................... 46



Exhibit A-1                Certificate of Merger (Delaware
Exhibit A-2                Certificate of Merger (New Jersey)
Exhibit B                  Opinion of Counsel to the Company
Exhibit C                  Opinion of Counsel to Buyer

                                                     AGREEMENT AND PLAN OF
                                                     MERGER (this "Agreement"),
                                                     dated as of September 29,
                                                     1997, between ACADEMIC
                                                     COMPUTER SYSTEMS, INC., a
                                                     New Jersey corporation
                                                     ("Buyer") and WORLDS
                                                     ACQUISITION CORP., a
                                                     Delaware corporation (the
                                                     "Company").


                  -------------------------------------------

                  WHEREAS, this Agreement is being entered into following the Company's entering into that certain Agreement and Plan of Merger dated as of June 6, 1997, as amended by that certain First Amendment to Agreement and Plan of Merger dated September 29, 1997 (the "Original Merger Agreement") with Worlds, Inc., a Delaware corporation (the "Original Company"), pursuant to which, on the terms and subject to the conditions stated therein, the Original Company shall be merged with and into the Company;

                  WHEREAS, the Boards of Directors of Buyer and the Company, deeming it advisable and for the respective benefit of Buyer and the Company, and their stockholders, have approved and adopted the merger of the Company with and into Buyer on the terms and conditions hereinafter set forth (the "Merger"), and have approved and adopted this Agreement and authorized the transactions contemplated hereby; and

                  WHEREAS, Buyer and the Company desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger;

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained and subject to the terms and conditions herein set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  "Act" means the Securities Act of 1933, as amended.

                  "Affiliated Person" has the meaning set forth in Section
3.6(b).

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Bridge Lenders" means Pearson Inc., Tandem Computers Inc. and William Gross.

                  "Bridge Loan" means that certain convertible three year term loan with an interest rate of 7.5% per annum in the original principal amount of $1,685,000 due the Bridge Lenders by the Original Company as more fully described in the Offering Memo.

                  "Bridge Loan Warrants" means the warrants to acquire 100,000 shares of the Original Company's Common Stock at an exercise price equal to $5.00 per share held by the Bridge Lenders.

                  "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

                  "Buyer" has the meaning set forth in the preamble to this Agreement.

                  "Buyer's Common Stock" means shares of common stock, par value $.05 per share, of Buyer; provided that, immediately prior to the Merger, (i) such shares shall have a par value of $.001 per share and (ii) the number of authorized shares of such Common Stock shall be increased from 1,250,000 to 30,000,000 ("Increase in Authorized Common Stock").

                  "Closing" has the meaning set forth in Article IX.

                  "Closing Date" has the meaning set forth in Article IX.

                  "Code" has the meaning set forth in Section 2.6.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Company Balance Sheet" means the balance sheet of the Company as of June 30, 1997, a copy of which has been delivered to Buyer pursuant to
Section 3.8(a).

                  "Company Common Stock" means the shares of common stock, par value $.001 per share, of the Company.

                  "Company Dissenting Stockholders" has the meaning set forth in Section 2.2(b).

                  "Company Merger" means the merger of the Original Company with and into the Company on the terms and conditions set forth in the Original Merger Agreement.

                  "Company Stockholders" means stockholders of the Company, including, upon consummation of the merger contemplated by the Original Merger Agreement, those who become stockholders as a consequence of such merger.

                  "Company Financial Statements" means the balance sheet and related statements of operations and cash flows of the Company as of and for the period commencing on the Company's date of incorporation and ending on June 30, 1997, copies of which have been delivered to Buyer pursuant to Section 3.8(a).

                  "Confidential Information" has the meaning set forth in
Section 12.12.

                  "Contracts" has the meaning set forth in Sec-tion 3.12(b).

                  "DGCL" means the General Corporation Law of the State of Delaware, as amended.

                  "Effective Time of the Merger" has the meaning set forth in Section 2.1.

                  "Employee Benefit Plan" has the meaning set forth in
Section 3.17(a).

                  "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

                  "Environment" has the meaning set forth in Section
3.18(f).

                  "Environmental Law(s)" has the meaning set forth in
Section 3.18(f).

                  "Environmental Permits" has the meaning set forth in


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

Section 3.18(f).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means United States generally accepted accounting principles.

                  "Hazardous Substance(s)" has the meaning set forth in
Section 3.18(f).

                  "Indemnification Obligations" means the indemnification obligations of the Company or Buyer under Article XI.

                  "Intellectual Property" means all patents and patent applications, all trademarks, trade names, service marks and copyrights, all applications for registration of such trademarks, trade names, service marks and copyrights, all common law trade names, and all common law or statutory trade secrets, including know-how, inventions, designs, processes and computer programs (including source codes).

                  "Loss(es)" means any loss, liability, cost, expense, judgment, settlement or other damage, including reasonable attorneys' fees and expenses, reasonable costs of investigating or defending any claim, action, suit or proceeding or of avoiding the same or the imposition of any judgment or settlement, and reasonable costs of enforcing any Indemnification Obligations.

                  "Material Adverse Effect" means any material adverse effect on the business, operations, assets, condition (financial or otherwise), results of operations or prospects of the respective parties and their Subsidiaries or the Original Company and its Subsidiaries taken as a whole, as the case may be.

                  "Merger" has the meaning set forth in the recitals.

                  "Merger Filings" has the meaning set forth in Section
2.1.

                  "Merger Shares" has the meaning set forth in Sec-tion 2.2(a).

                  "New Financing" means the Private Placement.

                  "New Investors" means the investors in the New Financing.

                  "New Certificates" has the meaning set forth in
Section 2.3(a).

                  "NJBA" means the Business Corporation Act of the State of New Jersey, as amended.

                  "Offering Memo" means the Confidential Private Offering Memorandum of the Company dated September 29, 1997.

                  "Old Bridge Investors" means the holders of the Old Bridge Notes.

                  "Old Bridge Notes" means the convertible promissory notes issued by the Original Company pursuant to a bridge loan agreement dated December 13, 1996.

                  "Old Certificates" has the meaning set forth in
Section 2.3(a).

                  "Ordinary Course of Business" means the ordinary course of the Original Company's or the Company's business, as the case may be, consistent with the Original Company's or the Company's current financial condition, as the case may be.

                  "Original Company" has the meaning set forth in the recitals.

                  "Original Company Interim Balance Sheet" means that internally generated unaudited balance sheet of the Original Company as of June 30, 1997, a copy of which has been delivered to Buyer pursuant to Section 3.8(a).

                  "Original Company Interim Financial Statements" means the Original Company Interim Balance Sheet and those internally generated unaudited statements of operations and cash flows of the

Original Company as of and for the period ended June 30, 1997, copies of which have been delivered to Buyer pursuant to Section 3.8(a).

                  "Original Company's Common Stock" means the shares of common stock, par value $.0001 per share, of the Original Company.

                  "Original Merger Agreement" has the meaning set forth in the recitals.

                  "Original Shareholders" means the shareholders of the Company who were shareholders prior to the New Financing.

                  "Permitted Encumbrances" has the meaning set forth in
Section 3.10(c).

                  "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

                  "Placement Agent" means International Capital Growth,
Ltd.

                  "Placement Agent Warrants" means the warrants to purchase Worlds Common Stock issued by the Company to the Placement Agent in connection with the Private Placement.

                  "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

                  "Private Placement" means the offer and sale (in units of 120,000 shares of Company Common Stock) of no less than 3,600,000 shares of Company Common Stock for no less than $3,600,000 and no more than 6,000,000 shares of Worlds Common Stock for no more than $6,000,000 in the aggregate pursuant to the Offering Memo (exclusive of the over-allotment option granted to the Placement Agent).

                  "Private Placement Shares" means the shares of Company

Common Stock offered and sold by the Company pursuant to the Private Placement.

                  "Prohibited Transaction" has the meaning set forth in
Section 5.10.

                  "RCRA" has the meaning set forth in Section 3.18(f).

                  "Regulation S-X" means Regulation S-X, as in effect from time to time (Code of Federal Regulations Title 17, Part 210).

                  "Release" has the meaning set forth in Section 3.18(f).

                  "Returns" has the meaning set forth in Section 3.9(a).

                  "Subsidiary" means, as to any Person, any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by anyone or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                  "Surviving Corporation" has the meaning set forth in
Section 2.1(a).

                  "Tax(es)" means all federal, state, local, foreign and other taxes, assessments or other governmental charges, including without limitation, income, estimated income, gross receipts, business, occupation, franchise, property, sales, use, transfer, excise, employment, payroll and withholding taxes, and including interest, penalties and additions in connection therewith.

                  "Value" means the value of the specified items on the basis set forth herein as determined in good faith by the Board of Directors of the Surviving Corporation.

                  "Year End Financial Statements" means the Original Company's audited balance sheets and statements of operations and cash flows as of and for the fiscal year ended December 31, 1994, 1995 and 1996.

                                   ARTICLE II

                                   THE MERGER

                  2.1 THE MERGER. Subject to the terms and conditions of this Agreement, including the fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, at the Effective Time of the Merger and pursuant to the DGCL and the NJBA, the following shall occur:

                  (a) The Company shall be merged with and into Buyer, which shall be the surviving corporation (the "Surviving Corporation"). The separate existence of the Company and Buyer shall cease at the Effective Time of the Merger, and thereupon the Company and Buyer shall be a single corporation and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, subject to all the restrictions, disabilities and duties of the Company and Buyer; and all and singular, the rights, privileges, powers and franchises of the Company and Buyer, and all property, real, personal and mixed, and all debts due to the Company or Buyer on whatever account, for stock subscriptions as well as all other things in action or belonging to each of the Company and Buyer shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, purposes, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Buyer, and the title to any real estate vested by deed or otherwise in the Company or Buyer shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of the Company or Buyer shall be preserved unimpaired, and all debts, liabili ties and duties of the Company and Buyer shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. The name of the Surviving Corporation shall be "Worlds Inc." (the "Name Change").


                  (b)      The certificate of incorporation of Buyer at the

         Effective Time of the Merger shall be the certificate of incorporation of the Surviving Corporation at such time until amended as permitted by law.

                  (c) The By-laws of Buyer at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation at such time until amended as permitted by law.

As soon as practicable after the terms and conditions of this Agreement have been satisfied, (i) a certificate of merger, substantially in the form attached hereto as Exhibit 1-A and properly executed in accordance with the DGCL, shall be filed with the office of the Secretary of State of the State of Delaware and
(ii) a certificate of merger, substantially in the form attached hereto as
Exhibit 1-B and properly executed in accordance with the NJBA, shall be filed with the Office of the Secretary of State of the State of New Jersey (the "Merger Filings"). The Merger shall become effective when the Merger Filings are made. The date and time when the Merger is effective is referred to in this Agreement as the "Effective Time of the Merger."

                  2.2 CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder thereof:

                  (a) subject to the provisions of Sections 2.2(b), 2.3 and 2.4, and subject further to appropriate adjustment for any stock splits, dividends or combinations after the date hereof and on or prior to the Effective Time of the Merger, all shares of the Company's capital stock issued and outstanding immediately prior to the Effective Time of the Merger (including but not limited to holders of (i) shares of any class or series of capital stock of the Company, (ii) options, rights or warrants to purchase such shares other than (x) the Bridge Loan Warrants, (y) options granted under the Company's Stock Option Plan referred to in the Offering Memo and (z) and the Placement Agent Warrants, or (iii) debt convertible into equity of the Company (other than the Bridge Loan and the Bridge Loan Warrants)) shall be converted into the right to receive and become exchangeable for an aggregate number of shares of Common Stock of the Surviving Corporation (the "Merger Shares") equal to the sum of (i) 10,400,000 (subject to proportionate reduction for such number of shares of Common

         Stock of the Original Company and such number of shares of Common Stock of the Company, if any, as to which dissenter's rights of appraisal are established pursuant to Section 262 of the DGCL) and (ii) the number of Private Placement Shares outstanding at the Effective Time of the Merger.

                  (b) Shares of the Company's capital stock owned by a holder who (i) shall not have voted in favor of the Merger, and (ii) shall have demanded payment for his shares if the Merger is effectuated in the manner provided in Section 262 of the DGCL (collectively, the "Company Dissenting Stockholders"), shall not be converted as provided above, but shall be entitled to receive such consideration as shall be provided in Section 262 of the DGCL, except that shares of any Company Dissenting Stockholder who shall thereafter not perfect his right to appraisal as provided in such Section of the DGCL shall thereupon be deemed to have been converted, as of the Effective Time of the Merger, into shares of Common Stock of the Surviving Corporation as provided in
         Section 2.2(a).

                  (c) subject to the provisions of Sections 2.2(d) and 2.4, and subject further to appropriate adjustment for any stock splits, dividends or combinations after the date hereof and on or prior to the Effective Time of the Merger, all shares of Common Stock of Buyer issued and outstanding immediately prior to the Effective Time of the Merger and all rights to acquire shares of Common Stock of Buyer shall be converted, on a share-for-share basis, into a like number of shares of Common Stock of the Surviving Corporation, and rights to acquire Common Stock of the Surviving Corporation.

                  (d) Shares of Common Stock of Buyer owned by a holder who (i) shall not have voted in favor of the Merger, and (ii) shall have demanded payment of the "fair value" of his shares if the Merger is effectuated, in the manner provided in Section 14A:11-2 of the NJBA (collectively, the "Buyer Dissenting Stockholders"), shall not be converted as provided above, but shall be entitled to receive such consideration as shall be provided in Section 14A:11-3 of the NJBA, except that shares of any Buyer Dissenting Stockholder who shall thereafter not perfect his right to appraisal as provided in Section 14A:11-2 of the NJBA shall thereupon be deemed to have been converted, as of the Effective Time of the Merger, into shares of Common Stock of the Surviving Corporation as provided in Section 2.2(c).

                  2.3 ISSUANCE OF MERGER CONSIDERATION. (a) Subject to the provisions of Section 2.4 and to appropriate adjustment for any stock splits, dividends or combinations after the date hereof and on or prior to the Effective Time of the Merger, at or as soon as practicable after the Effective Time of the Merger, the Surviving Corporation shall, upon surrender by the Company Stockholders of one or more certificates ("Old Certificates") representing shares of the Company's capital stock for cancellation, issue in the name of such holders and deliver to the surrendering stockholder one or more certificates ("New Certificates"), registered in the name of such holders, representing such stockholders' shares of the Surviving Corporation's Common Stock as set forth in Schedule 2.2(a).

                  (b) No dividends or other distributions declared on shares of the Surviving Corporation's Common Stock that are to be represented by New Certificates shall be paid to any Person other wise entitled to receive the same until Old Certificates have been surrendered in exchange for such New Certificates in the manner herein provided, and upon such surrender such dividends or other distributions shall be paid to such Persons in accordance with their terms. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                  (c) The Surviving Corporation shall pay any transfer taxes in connection with the exchange of Old Certificates for New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of such Old Certificate, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                  2.4 NO FRACTIONAL SHARES. Neither certificates nor scrip for fractional shares of the Surviving Corporation's Common

Stock shall be issued in connection with the Merger, but in lieu thereof the number of shares of the Surviving Corporation's Common Stock to be issued to each holder of shares of Company Common Stock shall be rounded to a whole number, based upon a method to be reasonably determined by the Surviving Corporation. No such holder shall be entitled to dividends or interest on or other rights in respect of any such fractional interest. If more than one Old Cer tificate shall be surrendered at one time for the account of the same Company Stockholder, the number of full shares of the Surviving Corporation's Common Stock for which Old Certificates shall be exchanged pursuant to Section
2.3 shall be computed on the basis of the aggregate number of shares of Company Common Stock represented by the Old Certificates so surrendered.

                  2.5 STOCK TRANSFER BOOKS. At the close of business on the day prior to the Effective Time of the Merger, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock other than in connection with the Private Placement and the Original Merger shall thereafter be made on such stock transfer books.

                  2.6 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a reorganization described in Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  The Company hereby represents, warrants, covenants and agrees to and with Buyer as follows:

                  3.1 CORPORATE ORGANIZATION. Each of the Company and (to the best knowledge of the Company) the Original Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. Each of the Original Company and the Company is or will be at the Closing in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions listed on Schedule 3.1 hereto, such jurisdictions being the only jurisdic tions in which the location of the property and assets owned, operated or leased by the Original Company and the Company or the nature of the business conducted by the Original Company and the Company makes such qualification or licensing necessary.

                  3.2 CAPITALIZATION. (a) The authorized capital stock of the Original Company consists of (i) 15,000,000 shares of common stock, (ii) 2,000,000 shares of Series A preferred stock, (iii) 2,300,000 shares of Series B preferred stock and (iv) options to purchase 4,058,596 shares of the Original Company's Common Stock.

                  (b) The authorized capital stock of the Company consists of 80,000,000 shares of common stock, par value $0.001 per share, of which 8,400,000 shares are issued and outstanding and of which an additional 500,000 shares are reserved for issuance under the Company's stock option plan, as to which options for 163,000 shares (exercisable at $.25 per share) have been issued.

                  (c) All outstanding shares of each of the Company's and (to the best knowledge of the Company) the Original Company's capital stock are validly issued, fully paid and nonassessable, and, except as set forth in either the Original Company's or the Company's Certificate of Incorporation, there are no preemptive or similar rights in respect of either the Original Company's or the

Company's capital stock. All outstanding shares of the Original Company's and the Company's capital stock were issued in compliance with all requirements of all applicable federal and state securi ties laws.

                  (d) All of the outstanding shares of each of the Original Company's (to the best knowledge of the Company) and the Company's capital stock are owned, beneficially and of record, by the stockholders listed on Schedule 3.2.

                  3.3 SUBSIDIARIES. Schedule 3.3 hereto sets forth a complete list of all Subsidiaries of each of the Original Company and the Company, and neither the Company nor (to the best knowledge of the Company) the Original Company, directly or indirectly, owns any voting securities or other equity interests in any other Person.

                  3.4 NO COMMITMENTS TO ISSUE CAPITAL STOCK. Except as set forth in or contemplated by the Original Merger Agreement and by the Offering Memo, there are no outstanding options, warrants, calls, convertible securities or other rights, agreements, commitments or other instruments pursuant to which either the Original Company or the Company is or may become obligated to authorize, issue or transfer any shares of its capital stock. There are no agreements or understandings in effect between either the Original Company or the Company and any other Person with respect to the voting, transfer or disposition of securities of either the Original Company or the Company or their registration under the Act, other than the Registration Rights Agreement referred to in the Original Merger Agreement.

                  3.5 AUTHORIZATION. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval by the Company Stockholders.

                  3.6      NO CONFLICT; TRANSACTIONS WITH CERTAIN PERSONS.  (a)

Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or violate the Certificate of Incorporation or By-laws (or similar organizational documents) of the Company, or (ii) conflict with, violate, result in the breach of any term of, constitute a default under, require the consent of or any notice to or filing with any third party (other than the consent of shareholders of the Company referred to elsewhere herein) or governmental authority under, or create an Encumbrance on any of the assets of the Company under, any note, mortgage, deed of trust or other agreement or instrument to which to the best of the Company's knowledge the Company is a party or by which its properties are bound, or any law, order, rule, regulation, decree, writ or injunction of any governmental body or arbitral tribunal having jurisdiction over the Company or its properties, except for the filing of the Certificate of Merger.

                  (b) To the best of the Company's knowledge, except as set forth on Schedule 3.6(b), (i) neither the Company nor the Original Company has, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company or the Original Company, as the case may be), in the Ordinary Course of Business or otherwise, any Person that, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with the Company or the Original Company, as the case may be, or any officer, director or stockholder of the Company or the Original Company, as the case may be (the Persons listed in this clause (i) being referred to herein as an "Affiliated Person"); (ii) neither the Company nor the Original Company owes any amount to any Affiliated Person; and (iii) no Affiliated Person owes any amount to the Company or the Original Company and no part of the property or assets of any Affiliated Person is used by the Company or the Original Company, as the case may be, in the conduct or operation of its business.

                  3.7 ACQUIRED BUSINESS. Except as set forth on Schedule 3.7,
(a) no Person other than the Company or the Original Company, as the case may be, owns, leases or has any rights to or interests in, any properties or assets necessary for the conduct of the Company's business or the Original Company's business, as the case may be, in the same manner as heretofore conducted or as contemplated to be conducted, including but not limited to all technology currently used and necessary to conduct its business as it exists today and as of the Closing Date and (b) there are no material third party claims against any such material assets.

                  3.8 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; RECEIVABLES; SUPPLIES; RESTRUCTURING OF OLD BRIDGE NOTES. (a) The Year End Financial Statements and the Company Financial Statements, complete and correct copies of which have been delivered to Buyer, fairly present, in all material respects, the financial condition of the Original Company and the Company (as the case may be) as at its respective dates and the results of operations and cash flows of the Original Company and the Company, respectively, for the periods covered thereby. The Original Company Interim Financial Statements, complete and correct copies of which have been delivered to Buyer, fairly present, in all material respects, the financial condition of the Original Company as at its respective dates and the results of operations and cash flows of the Original Company for the periods covered thereby, subject to year-end audit adjustments, as applicable. The Year End Financial Statements, the Company Financial Statements and the Original Company Interim Financial Statements (i) have been prepared from the books and records of the Original Company and the Company, as the case may be, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and (ii) comply with the requirements set forth in Regulation S-X including, without limitation, Rules 1-02 and 3-05 of Regulation S-X. Except for the foregoing, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation, have been made in the preparation of the Original Company Interim Financial Statements.

                  (b) Except as and to the extent reflected or reserved against on the Original Company Interim Balance Sheet or the balance sheets and footnotes thereto included in the Year End Financial Statements or the Company Financial Statements, respectively, the Original Company and the Company had no liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such dates to have been included on a balance sheet prepared in accordance with GAAP. Since June 30, 1997, there has been no material adverse change in the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Original Company and the Company, and no event has occurred which is reasonably likely to result in a Material Adverse Effect as to the Company or the Original Company.

                  (c) All receivables of the Original Company and the Company (including accounts receivable, loans receivable and advances) which are reflected in the Original Company Interim Balance Sheet, and all such receivables which arise thereafter and prior to the Closing, have arisen or will have arisen only from bona fide transactions in the Ordinary Course of Business and such receivables (i) shall be fully collectible at the aggregate recorded amounts thereof (except to the extent of appropriate reserves therefor established in accordance with GAAP), and (ii) are not and will not be subject to defense, counterclaim or offset.

                  (d) All items of supplies and other consumables reflected on the Original Company Interim Balance Sheet, and all such items of supplies and other consumables that are acquired thereafter and prior to the Closing, are or will be useable in the Ordinary Course of Business. Each of the Original Company and the Company has and will through the Closing maintain a sufficient but not an excessive quantity of each type of such supplies and other consumables in order to meet the normal requirements of its business and operations.

                  (e) Without limiting the generality of the foregoing provisions of this Section 3.8, to the best of the Company's knowledge, the total liabilities (determined in accordance with GAAP) of the Original Company are approximately $3,700,000. The Company has no material liabilities other than expenses incurred in connection with the Original Merger Agreement and this Agreement and the transactions contemplated thereby.

                  (f) The Original Company has restructured the Old Bridge Notes set forth in Section 3.8(e) of the Original Merger Agreement, to the satisfaction of the Company, pursuant to the amendment attached as Exhibit F to the Original Merger Agreement. Such amendment shall not be effective until the Closing pursuant to the Original Merger Agreement.

                  3.9 TAXES. (a) Except as set forth in Schedule 3.9, the Company and (to the best knowledge of the Company) the Original

Company each has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed (taking into account any extension of time to file granted to or on behalf of the Original Company or the Company, as the case may be); the information on such Returns is complete and accurate; each of the Original Company and the Company has paid on a timely basis all Taxes due and payable; and there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of either the Original Company or the Company.

                  (b) Except as set forth in Schedule 3.9, no unpaid (or unreserved in accordance with GAAP) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to either the Original Company or the Company for any Pre-Closing Period, and there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Original Company or the Company; and neither the Original Company nor the Company has requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to the Original Company or the Company.

                  (c) Each of the Company and (to the best knowledge of the Company) the Original Company has made or will make provisions for all Taxes payable by the Original Company or the Company, as the case may be, with respect to any Pre-Closing Period which are not payable prior to the Closing Date; (ii) the provisions for Taxes with respect to each of the Original Company and the Company for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each of the Original Company and the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;
(iv) all material elections with respect to Taxes affecting either the Original Company or the Company as of the date hereof are set forth in Schedule 3.9(c) hereto; (v) neither the Original Company nor the Company is a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; (vi) there are no private letter rulings in respect of any Tax pending between either the Original Company or the Company and any taxing authority; (vii) neither the Original Company nor the Company owns any interest in real property in the State of New York; (viii) neither the Original Company nor the Company has ever been a member of an affiliated group within the meaning of Section 1504 of the Code, other than the affiliated group of which either the Original Company or the Company, as the case may be, is the common parent, or filed or been included in a combined, consolidated or unitary return of any Person other than the Original Company or the Company, as the case may be; (ix) neither the Original Company nor the Company is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes, or is a party to any tax sharing agreement or any other agreement providing for payments by the Original Company or the Company, as the case may be, with respect to Taxes; (x) neither the Original Company nor the Company is, or has been, a real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xi) neither the Original Company nor the Company is a Person other than a United States person within the meaning of the Code;
(xii) neither the Original Company nor the Company is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (xiii) neither the Original Company nor the Company has entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (xiv) neither the Original Company nor the Company has agreed or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (xv) neither the Original Company nor the Company is a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xvi) neither the Original Company nor the Company has ever been a Subchapter S corporation (as defined in Section 1361(a)(1) of the Code); (xvii) Schedule 3.9 hereto contains a list of all jurisdictions to which any Tax is properly payable by either the Original Company or the Company; (xviii) the Original Company has filed a federal income tax return for the taxable year immediately preceding the current taxable year; and (xix) neither the Original Company nor the Company has made an election or is required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

                  3.10 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. (a) To the best of the Company's knowledge, Schedule 3.10(a) hereto contains a complete and accurate list by address of all real property owned, leased or used by the Company or the Original Company (as the case may be), indicating the nature of the Company's and the Original Company's interest therein. No condemnation, expropriation, eminent domain or similar proceedings affecting all or any material portion of any such real property are pending or, to the best knowledge of the Company, are threatened.

                  (b) Except as set forth in Schedule 3.10(b), (i) each of the Original Company and the Company has good title to or a valid leasehold, license or other interest as the case may be in all of the material properties and assets, real, personal and mixed, tangible and intangible, it purports to own or use in the operation of its respective business, including those reflected in its books and records and in the Interim Balance Sheets (except for supplies and other consumables utilized in the Ordinary Course of Business and accounts receivable collected after June 30, 1997), free and clear of all Encumbrances, except for Permitted Encumbrances; and (ii) none of such property or assets leased or licensed by either the Original Company or the Company is subject to any sublease, sublicense or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such property or assets or any portion thereof.

                  (c) "Permitted Encumbrances" means: (i) Encumbrances listed on
Schedule 3.10(c), (ii) liens for Taxes not yet due and payable; (iii) mechanics', materialmen's, carriers', warehouse men's, landlord's and similar liens incurred in the Ordinary Course of Business securing obligations not yet due and payable; and (iv) such imperfections of title, easements, encroachments and Encumbrances on personal property incurred in the Ordinary Course of Business as do not detract from the value or interfere with the present use of the properties or assets subject thereto or affected thereby.

                  3.11 INTELLECTUAL PROPERTY. (a) Schedule 3.11(a) hereto contains a complete and accurate list and brief description of all Intellectual Property owned or used by the Company and the Original Company along with the name of any joint owner of such Intellectual Property.

                  (b) To the best of the Company's knowledge, and except as set forth on Schedule 3.11(b), all Intellectual Property used by either the Original Company or the Company in the operation of its business is either (i) owned by either the Original Company or the Company, as the case may be, free and clear of all Encumbrances, other than Permitted Encumbrances, or (ii) subject to a right of use by either the Original Company or the Company, as the case may be, pursuant to a license or other agreement; no third party has been granted by either the Original Company or the Company, as the case may be, the right to use any Intellectual Property owned or used by either the Original Company or the Company, as the case may be; no third party is infringing upon or misappropriating any Intellectual Property used by either the Original Company or the Company, as the case may be, in the operation of its business and no activity in which either the Original Company or the Company, as the case may be, is engaged or contemplates engaging violates or infringes or will violate or infringe upon any Intellectual Property or other proprietary rights of any third party; there is no legal action by any Person pending or threatened against either the Original Company or the Company with respect to such matters, and no written claim with respect to such matters has been received by either the Original Company or the Company.

                  3.12 CONTRACTS AND AGREEMENTS. (a) To the best of the Company's knowledge, set forth in Schedule 3.12 hereto is a complete and accurate list of each of the following contracts and agreements to which either the Original Company or the Company is a party or by which the Original Company or the Company or their properties are bound:

                                            (i)  each agreement providing for
                  compensation in respect of services performed by employees of either the Original Company or the Company;

                                            (ii) each management, service,
                  consulting, retainer or other similar type of agreement under which services are provided by any other Person to either the

                  Original Company or the Company;

                                            (iii)  each agreement that restricts
                  the operation of the business of either the Original Company or the Company as presently conducted and each agreement that restricts the ability of either the Original Company or the Company to solicit customers or employees;

                                            (iv) each agreement with an
                  Affiliated  Person;

                                            (v) each operating lease (as lessor,
                  lessee, sublessor or sublessee) of any real property;

                                            (vi)each operating lease (as lessor,
                  lessee, sublessor or sublessee) of any tangible personal property (except for leases calling for payments of less than $5,000 per year and having a term of less than one year);

                                            (vii)    each license (as licensor,
                  licensee, sublicensor or sublicensee) of any Intellectual Property (other than customary, non-negotiated licenses of computer software which are immaterial to either the Original Company or the Company in the aggregate);

                                            (viii)  each form of agreement under
                  which products are provided by either the Original
                  Company or the Company to any customer;

                                            (ix)  each written agreement for the
                  purchase of supplies or products which calls for performance by either the Original Company or the Company over a period of more than two (2) months or with respect to which there exists an aggregate future liability of either the Original Company or the Company in excess of $5,000;

                                            (x) each agreement under which any
                  money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of either the Original Company or the Company), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                                            (xi)each mortgage agreement, deed of
                  trust, security agreement, purchase money agreement, conditional sales contract or capital lease (other than any purchase money agreement, conditional sales contract or capital lease evidencing Encumbrances solely on tangible personal property under which there exists an aggregate future liability of either the Original Company or the Company not in excess of $5,000 per agreement, contract or lease);

                                            (xii) each agreement containing
                  restrictions with respect to the payment of dividends or other distributions in respect of any of the Original Company's or the Company's capital stock;

                                            (xiii) each agreement to make unpaid
                  capital expenditures in excess of $5,000; and

                                            (xiv) each other agreement having an
                  indefinite term or a term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by either the Original Company or the Company without penalty) or requiring payments by either the Original Company or the Company of more than $5,000 per year.

A complete and correct copy of each written agreement, lease, license, mortgage, deed of trust, instrument, contract or other type of document required to be disclosed pursuant to this Section 3.12(a) has been delivered to Buyer.

                  (b) To the best of the Company's knowledge, each agreement, lease, license, mortgage, deed of trust, instrument, contract or other type of document required to be delivered pursuant to Section 3.12(a) to which either the Original Company or the Company is a party or by which either the Original Company or the Company or its respective properties is bound (collectively, the "Contracts") is valid, binding and in full force and effect as to either the Original Company or the Company, as the case may be, and, to the best knowledge of the Company, each other party thereto and is enforceable by either the Original Company or the Company, as the case may be, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity; and neither the Original Company nor the Company is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts, and, to the best knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts.

                  3.13 INSURANCE. To the best of the Company's knowledge, all insurance policies currently maintained by either the Original Company or the Company are accurately listed and described in Schedule 3.13 hereto. Each of such insurance policies is in full force and effect (free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid. Neither the Original Company nor the Company has received notice of cancellation or non-renewal of any such policy. The transactions contemplated by this Agreement will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

                  3.14 LITIGATION. Except as set forth in Schedule 3.14 hereto, to the best of the Company's knowledge, there is no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding pending or threatened against either the Original Company or the Company, or any director, officer or employee of either the Original Company or the Company in his or her capacity as such, (i) which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby, or (ii) which, if decided adversely to such Person, is reasonably likely to result in a Material Adverse Effect. Neither the Original Company nor the Company is specifically identified as a party subject to any restrictions or limitations under any judgment, order or decree of any court, administrative agency or other governmental authority.

                  3.15 COMPLIANCE WITH LAW. (a) To the best of the Company's knowledge, (i) each of the Original Company and the Company is in compliance in all material respects with all applicable laws, statutes, rules, ordinances, regulations, orders and decrees governing the operation of its business, and all of its governmental licenses and permits; (ii) neither the Original Company nor the Company has received any written notice of any violation of any such law, statute, rule, ordinance, regulation, order, decree, license or permit; (iii) no written claim has been made or legal action commenced against either the Original Company or the Company that alleges any violation of any laws, regulations or contract provisions relating to the pricing of contracts with the federal government or any state or local government, or any agency of any thereof; and (iv) neither the Original Company nor the Company has engaged in any fraudulent practices in connection with any bid or contract for services to be performed for any governmental entity.

                  (b) To the best of the Company's knowledge, (i) each of the Original Company and the Company has all governmental licenses, approvals, authorizations, franchises and permits necessary to conduct its business as currently conducted, such governmental licenses, approvals, authorizations, franchises and permits are in full force and effect, and no proceedings are pending or threatened seeking the revocation or limitation of any such governmental licenses, approvals, authorizations, franchises or permits; and
(ii) all governmental licenses and permits possessed by each of the Original Company and the Company are listed in Schedule 3.15 hereto.

                  3.16 EMPLOYEES. (a) The Company believes that it and the Original Company has satisfactory relationships with its current employees.

                  (b) To the best of the Company's knowledge, each of the Original Company and the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

                  (c) Neither the Original Company nor the Company is engaged in any unfair labor practice.

                  (d) No collective bargaining agreement with respect to the business of either the Original Company or the Company is currently in effect or being negotiated. Neither the Original Company nor the Company has any obligation to negotiate any such collective bargaining agreement, and there is no indication that the employees of either the Original Company or the Company desire to be covered by a collective bargaining agreement.

                  (e) There are no strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company, threatened with respect to the employees of either the Original Company or the Company, nor has any such strike, slowdown or work stoppage occurred or been threatened.

                  (f) Except as set forth on Schedule 3.16(f), neither the Original Company nor the Company has received any notice of the intent of any government, body or agency responsible for the enforcement of labor or employment laws to conduct an investigation of either the Original Company or the Company, and no such investigation is in progress.

                  (g) A true and correct copy of a salary review schedule listing, as of June 30, 1997, the annual base salary or annualized wages of each employee of both the Original Company and the Company has been provided to Buyer and no changes to such schedule have occurred since such date. A copy of such schedule is attached hereto as Schedule 3.16(g).

                  3.17 EMPLOYEE BENEFIT PLANS. (a) Schedule 3.17 hereto sets forth a full and complete list of all executive compensation, deferred compensation, stock ownership, stock purchase, stock option, restricted stock, performance share, bonus and other incentive plans, pension, profit sharing, savings, thrift or retirement plans, employee stock ownership plans, life, health, dental and disability plans, vacation, severance pay, sick leave, dependent care, cafeteria and tuition reimbursement plans, and any other "employee benefit plans" within the meaning of ERISA, whether or not in writing, currently maintained by either the Original Company or the Company or with respect to which either the Original Company or the Company, as the case may be, may have any liability or obligation (direct, indirect, contingent or otherwise) to an employee, former employee, director or former director (or any dependent or beneficiary thereof) of either the Original Company or the Company, as the case may be (an "Employee Benefit Plan"). There have been provided to Buyer true and complete copies of all written Employee Benefit Plans and any related trust agreements, insurance and other contracts and other funding arrangements, the current summary plan descriptions and current summaries of material modifications relating to each Employee Benefit Plan, the most recent Forms 5500 which have been filed with any appropriate government agency with respect to each Employee Benefit Plan, the most recent favorable determination letter issued for each Employee Benefit Plan and related trust that is intended to satisfy the qualification requirements of Sections 401(a) and 501(a) of the Code, and all collective bargaining agreements pursuant to which an Employee Benefit Plan is maintained or contributions to an Employee Benefit Plan are made.

                  (b) No Employee Benefit Plan is, and no employee benefit plan formerly maintained by either the Original Company or the Company was, a "defined benefit Plan" within the meaning of Section 3(35) of ERISA to which ERISA applies. Neither the Original Company nor the Company has ever contributed to, or withdrawn in a complete or partial withdrawal from, any multiemployer plan (within the meaning of Subtitle E of Title IV of ERISA) or incurred contingent liability under Section 4204 of ERISA. No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) to individuals other than current employees of either of the Original Company or the Company (or spouses and dependents of such employees), except to the extent necessary to comply with "Applicable Benefits Law" (including, Section 4980B of the Code). "Applicable Benefits Law" refers to the legal requirements imposed upon employee benefit plans by the United States or any political subdivision thereof (including any requirements enforced by the Internal Revenue Service with respect to employee benefit plans intended to confer tax benefits on either the Original Company or the Company, as the case may be, or any of its employees).

                  (c) Each Employee Benefit Plan (and each related trust, insurance contract and fund) is in compliance in all material respects in form and in operation with all applicable requirements of Applicable Benefits Law (including ERISA and the Code), and is being administered in all material respects in accordance with all relevant plan documents to the extent consistent with Applicable Benefits Law. There has been no prohibited transaction with respect to any Employee Benefit Plan which would result in the imposition of any material unpaid excise tax. No Employee Benefit Plan is under investigation or audit by the Department of Labor or Internal Revenue Service other than as part of a routine tax audit of either the Original Company or the Company. There are no legal actions or suits pending or, to the best knowledge of the Company, threatened against any Employee Benefit Plan or the assets of any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan. There has been full compliance in all material respects with the notice and continuation requirements of Section 4980B of the Code applicable to any Employee Benefit Plan.

                  (d) No provision of any Employee Benefit Plan becomes effective in the event of a change in control of the employer maintaining such Employee Benefit Plan. Neither the Original Company nor the Company has agreed to the creation of any new employee benefit plan or, with respect to any existing Employee Benefit Plan, any increase in benefits or change in employee coverage which would increase the expense of maintaining such Employee Benefit Plan. No provision of any Employee Benefit Plan prohibits the employer maintaining it from amending or terminating such Plan at any time and to the fullest extent that law permits. The consummation of the transactions contemplated by this Agreement, in and of itself, will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable under any Employee Benefit Plan in respect of any employee of either the Original Company or the Company. No employee or former employee of either the Original Company or the Company will be entitled to any severance benefits under the terms of any Employee Benefit Plan or otherwise by reason of the consummation of the transactions contemplated by this Agreement.

                  (e) At no time since the organization of either the Original Company or the Company has any entity (other than either the Original Company or the Company) been an "ERISA affiliate" of either the Original Company or the Company. "ERISA affiliate" means any trade or business, whether or not incorporated, which together with either the Original Company or the Company is or was at any time during such period treated as a "single employer" within the meaning of Section 414(b) (c), (m) or (o) of the Code or

Section 4001 of ERISA. No leased employee (within the meaning of Section 414(n) or (o) of the Code) performs any services for either the Original Company or the Company.

                  3.18 ENVIRONMENTAL MATTERS. To the best of the Company's knowledge:

                  (a) each of the Original Company and the Company has obtained all Environmental Permits that are presently required for the lawful operation of its business, and all Environmental Permits possessed by either the Original Company or the Company are listed in Schedule 3.18 hereto; and each of the Original Company and the Company (i) is in compliance with all terms and conditions of their Environmental Permits in all respects and is in compliance with and not in default under any applicable Environmental Law, and (ii) has not received written notice of any violation by or claim under any Environmental Law.

                  (b) There have been no Releases by either the Original Company or the Company of any Hazardous Substances (i) into, on or under any of the properties owned or operated (or formerly owned or operated) by either the Original Company or the Company, or (ii) into, on or under any other properties, including landfills in which Hazardous Substances have been Released or properties on or under which either the Original Company or the Company has performed services, in any case in such a way as to create any material unpaid liability (including the costs of required remediation) of either the Original Company or the Company under any applicable Environmental Law.

                  (c) No property has been used at any time by either the Original Company or the Company as a "landfill" or as a "treatment, storage or disposal facility" for any "hazardous waste," as such terms are defined under RCRA.

                  (d) There is no damaged or friable asbestos or asbestos-containing material contained in any of the buildings or structures owned or leased by either the Original Company or the Company, except for asbestos or asbestos-containing material the present form, amount and location of which does not create any unpaid material liability (including the costs of required remediation) of either the Original Company or the Company, as the case may be, under any applicable Environmental Law (regardless of whether subsequent occurrences could expose or change the form or location of, or cause the Release of, such substances); and no written claims have been made, and no suits or proceedings are pending or threatened by any employee against either the Original Company or the Company that are premised on exposure to asbestos or asbestos- containing material.

                  (e) There are no underground storage tanks, abandoned wells or landfills on any real property owned or leased by either the Original Company or the Company.

                  (f) For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

                  (i) "Environment" means all air, surface water, groundwater, drinking water or land, including land surface or subsurface.

                  "Environmental Law(s)" means all federal, state or local environmental, land use, health, chemical use, safety and sanitation laws, statutes, ordinances, rules, regulations and codes (including without limitation specific governmental licenses, permits, authorizations, directives, approvals or consents, court orders, injunctions or decrees, or agreements with governmental agencies), as in effect on the date hereof, relating to health, safety or the protection of the Environment or governing the discharge of pollutants or the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, including but not limited to RCRA, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensating and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act of 1970, the Federal Water Pollution Control Act, the Clean Water Act and all state and foreign statutes similar to or based upon the foregoing.

                  "Environmental Permits" means all approvals, authorizations, consents, permits, licenses, registrations and certificates required by any applicable Environmental Law relating to: (A) pollution or the protection of the Environment, including without limitation those relating to the emission, Release or discharge of any Hazardous Substances into the Environment, (B) the use, treatment, storage, disposal, generation, transport or handling of Hazardous Substances, or (C) the cleanup or remediation of Hazardous Substances from any real property.

                  "Hazardous Substance(s)" means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants and hazardous or toxic substances, as defined in or regulated under any applicable Environmental Laws.

                  (v) "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

                  "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the Environment.

                  3.19 POWERS OF ATTORNEY. There are no outstanding powers of attorney to act in the place and stead of either the Original Company or the Company.

                  3.20 BANK ACCOUNTS. Schedule 3.20 hereto sets forth the name of each bank in which either the Original Company or the Company has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto.

                  3.21 ABSENCE OF CERTAIN CHANGES. Since June 30, 1997, each of the Original Company and the Company has operated its business in the Ordinary Course of Business. Without limiting the generality of the immediately preceding sentence, since June 30, 1997, neither the Original Company nor the Company has:

                  (i) issued or sold or authorized for issuance or sale, or granted any options or made other agreements (other than this Agreement) of the type referred to in Section 3.4 with respect to, any shares of capital stock or any other of its securities, or made any change in its outstanding shares of capital stock or other ownership interests or capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                  (ii) with the exception of liens in favor of Credit Management Association and Amsterdam Pacific, LLC, mortgaged, pledged or granted any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which there exists an aggregate future liability not in excess of $10,000 per agreement, contract or lease (which amount was not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

                  (iii) declared, set aside, made or paid any dividend or other distribution to any stockholder with respect to its capital stock;

                  (iv) redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

                  (v)  increased the compensation of any of its employees;

                  (vi) adopted or (except as otherwise required by law) amended any Employee Benefit Plan or entered into any collective bargaining agreement;
                  (vii) except as set forth on Schedule 3.21(vii), terminated or modified any Contract, or received any written notice of termination of any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms and terminations or modifications that have not and are not reasonably likely to result in a Material Adverse Effect;

                  (viii) incurred or assumed any indebtedness for borrowed money or guaranteed any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

                  (ix) discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied;

                  (x) paid any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Interim and Year End Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since June 30, 1997 in the Ordinary Course of Business;

                  (xi) sold, transferred, leased to others or otherwise disposed of any material property or asset except in the Ordinary Course of Business;
                  (xii) canceled or compromised any material debt or claim;

                  (xiii) suffered any damage or destruction to or loss of any of its tangible property or assets (whether or not covered by insurance) which has had or is reasonably likely to result in a Material Adverse Effect;

                  (xiv) lost the employment services of any key employee;

                  (xv) made any loan or advance to any Person other than travel and other similar routine advances in the Ordinary Course of Business, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

                  (xvi) made any capital expenditures or capital additions or betterments in amounts which exceeded $10,000 in the aggregate, except as contemplated in its current budgets;

                  (xvii) changed its method of accounting or the accounting principles or practices utilized in the preparation of the Interim and Year End Financial Statements, other than as required by GAAP or made any election with respect to Taxes;

                  (xviii)except as listed on Schedule 3.21(xviii), instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court or governmental body relating to it or its property or assets;

                  (xix) suffered any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect;

                  (xx) committed to provide products for an indefinite period or a period of more than two (2) months (except pursuant to an arrangement which can be cancelled on 30 days notice or less and which involves an aggregate commitment by either the Original Company or the Company of less than $10,000; or

                  (xxi) entered into any commitment to do any of the foregoing.

                  3.22 BOOKS AND RECORDS. To the best of the Company's knowledge, all accounts, books, ledgers and official and other records prepared and kept by each of the Original Company and the Company have been truthfully and properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

                  3.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. To the best of the Company's knowledge, neither the Original Company or the Company nor any of its officers, employees or authorized agents or any other Person acting on its behalf has, directly or indirectly, given or agreed to give any gift or similar benefit to any governmental employee, domestic or foreign, who is or may be in a position to help or hinder the business of either the Original Company or the Company (or assist it in connection with any actual or proposed transaction) which could (i) subject either the Original Company or the Company, as the case may be, to any damage or penalty in any civil, criminal or governmental litigation or proceeding, domestic or foreign, or (ii) if not continued in the future, result in a Material Adverse Effect.

                  3.24 CUSTOMER RELATIONSHIPS. Schedule 3.24 hereto contains a list of each of the Original Company's and the Company's five largest customers during the past twelve (12) months (collectively, the "Major Customers"). The Company has no reason to believe that either the Original Company's or the Company's relations with their respective Major Customers will be adversely affected by the transactions contemplated by this Agreement or otherwise reduced in the future.

                  3.25 DISCLOSURE. No statement of or on behalf of the Company, its officers or directors contained herein, or in any schedule, document or agreement delivered pursuant hereto, or delivered in connection with the New Financing (including, without limitation, the Offering Memo), will knowingly contain any untrue statement of a material fact or intentionally omit to state any material fact necessary in order to make such statement not misleading.

                  3.26 SECURITIES LAWS; LOCK-UP LETTERS; PROXIES AND RESTRICTIVE LEGENDS. The Company, its officers and directors understand that any shares of Buyer's Common Stock to be issued pursuant to this Agreement will not be registered under the Act and neither such shares nor any interest therein may be sold, assigned, transferred or otherwise disposed of unless they are registered or are disposed of in a transaction that is exempt from such registration. The Company, Buyer and their respective officers and directors understand that any issuance of Buyer's Common Stock to Company Stockholders (including persons who become such as a consequence of the consummation of the Company Merger) will be conditioned upon compliance with Regulation D under the Act or another available exemption from registration. The Company acknowledges that each of the Company Stockholders will need to represent that he is acquiring shares of Buyer's Common Stock for his own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state. The Company, its officers and directors agree that, so long as required by law, such shares shall be subject to the following restrictions and certificates evidencing such securities and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS (AND BASED UPON AN OPINION OF

         COUNSEL IF THE ISSUER SO REQUESTS)."

                  3.27 TRANSFER OR RESALE. (a) The Company understands that (1) the Merger Shares have not been and are not being registered under the Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (I) subsequently registered thereunder, or (ii) Company Stockholders shall have delivered to Buyer an opinion of counsel, reasonably satisfactory in form, scope and substance to Buyer, to the effect that the securities to be so offered, sold, assigned or transferred may be so offered, sold, assigned or transferred pursuant to an exemption from such registration;
(2) any sale of such securities made in reliance on Rule 144 promulgated under the Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder; and (3) neither Buyer nor any other person is under any obligation to register such securities under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                           (b)    No Company Stockholder may sell, offer or
otherwise transfer the Merger Shares for a period of one year from the date such Company Stockholder acquires such shares ("Acquisition Date"). If the Merger Shares are exchanged for securities of another entity into which Buyer merges, the holders of such securities may not sell, offer or otherwise transfer such securities for a period of one year from the Acquisition Date. All stock certificates that are issued to Company stockholders pursuant to the Merger will bear a legend stating:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE
                  CANNOT BE SOLD OR OTHERWISE TRANSFERRED FOR
                  A PERIOD OF ONE YEAR FROM THE DATE THIS
                  CERTIFICATE WAS ISSUED

                           (c)   With a view to making available to Company
Stockholders and their affiliates the benefits of Rule 144 under the Act, Buyer covenants and agrees that if it merges with another company, any such merger will satisfy all applicable securities laws and the surviving company will: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning itself, until the earlier of (A) the second anniversary of the Acquisition Date or (B) such date as all of such company's securities issued to the Company Stockholders shall have been resold by the holders thereof or any of their affiliates; (ii) maintain its status as a Reporting Issuer and file with the SEC in a timely manner all reports and other documents required by applicable state and federal securities law; and (iii) furnish to Company Stockholder upon request, as long as such stockholder owns any Covered Securities, (A) a written statement by that it has complied with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), (B) a copy of the most recent annual or quarterly report of such company, and (C) such other information as may be reasonably requested in order to avail such stockholder and its affiliates of Rule 144 with respect to such Covered Securities.



                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER


                  Buyer hereby represents, warrants, covenants and agrees to and with the Company as follows:

                  4.1 ORGANIZATION AND EXISTENCE. Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of New Jersey and has full corporate power and authority to enter into and carry out its obligations under this Agreement.

                  4.2 CAPITALIZATION. As of the date of this Agreement, Buyer's authorized capital stock consists solely of 1,250,000 shares of common stock, par value $0.05 per share, of which 910,000 shares (inclusive of 2,300 shares held in treasury) are issued and outstanding and as to which an additional 150,000 shares are reserved for issuance pursuant to warrants to purchase 150,000 shares at an exercise price of $.67 per share ("Outstanding Buyer Warrants"). All of the issued and outstanding shares of Buyer's Common Stock have been, and the shares of Common Stock of the

Surviving Corporation to be issued pursuant hereto upon issuance in accordance with the terms hereof will be, duly authorized and validly issued, fully paid and non-assessable.

                  4.3 AUTHORIZATION. The execution and delivery by Buyer of this Agreement have been duly authorized by all necessary corporate action required on the part of Buyer, subject only to the approval by shareholders of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                  4.4 NO CONFLICT. Neither the execution and delivery by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, will (i) conflict with or violate the Certificate of Incorporation or By-laws of Buyer, or (ii) conflict with, violate, result in the breach of any term of, constitute a default under, require the consent of or any notice to or filing with any third party (other than the approval of shareholders of Buyer referred to elsewhere herein) or governmental authority under, or create an Encumbrance on any of the assets of Buyer under, any note, mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which Buyer's properties are bound, or any law, order, rule, regulation, decree, writ or injunction of any governmental body or arbitral tribunal having jurisdiction over Buyer or its properties (except where such conflict, violation, breach or default, or the failure to obtain such consent, give such notice or make such filing, would not impair the ability of Buyer to consummate the transactions contemplated hereby), except for the filing of the Certificate of Merger.

                  4.5 LITIGATION. No lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or, to the knowledge of Buyer, threatened, against Buyer or any director, officer or employee of Buyer in his or her capacity as such which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby.

                  4.6 BROKER OR FINDER. Other than International Capital Growth, Ltd. who shall be paid an advisory fee by Buyer at the Closing, which shall consist of 425,000 shares of Common Stock of Buyer, no broker or finder has been engaged by Buyer or on behalf of Buyer in connection with the transactions contemplated by this Agreement, and no commission, finder's fees or other similar compensation or remuneration is payable to any Person as a result of a Buyer's actions in connection with the execution and delivery of any of this Agreement or the consummation of the transactions contemplated hereby.

                  4.7 COMPLIANCE. To the best of Buyer's knowledge, the reports that Buyer has filed with the Securities and Exchange Commission pursuant to the Exchange Act comply with the reporting requirements applicable to Buyer and do not contain any untrue statement of a material fact or intentionally omit to state any material fact necessary in order to make such statement not misleading.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY


                  The Company hereby covenants and agrees as follows:

                  5.1 NORMAL COURSE. From the date hereof until the Effective Time of the Merger, the Company will, and will use its best efforts to cause the Original Company to: (i) maintain its corporate existence in good standing except for the Company Merger; (ii) maintain the general character of its business; (iii) use all reasonable efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers; (iv) permit Buyer, its accountants, its legal counsel and its other representatives full access to its management, minute books, other books and records, contracts, agreements, properties and operations at all reasonable times and upon reasonable notice; and (v) in all respects conduct its business in the Ordinary Course of Business and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

                  5.2 NEGATIVE COVENANTS. From the date of this Agreement until the Effective Time of the Merger, the Company will not (without the prior written consent of Buyer), and will use its best efforts to cause the Original Company not to (without the prior written consent of Buyer) (a) take any action or suffer any situation to exist that would be required to be disclosed to Buyer pursuant to Section 3.21 had such action been taken or such situation existed between June 30, 1997 and the date of this Agreement; (b) modify or amend the Original Merger Agreement; or (c) seek or grant any waiver of any term, provision, covenant, representation or warranty contained in the Original Merger Agreement (or any breach thereof).

                  5.3 CERTAIN FILINGS. The Company shall make or cause to be made, and shall use its best efforts to cause the Original Company to make or cause to be made, all filings with regulatory authorities that are required to be made by it, to carry out the transactions contemplated by this Agreement.

                  5.4 NEW FINANCING. The Company shall use its best efforts to consummate the Private Placement.

                  5.5 BEST EFFORTS TO SATISFY CONDITIONS. The Company shall use its best efforts to satisfy the conditions set forth in Articles VII and VIII that are within the control of the Company.

                  5.6 FURTHER ASSURANCES. The Company shall execute and deliver such additional documents and instruments, and perform such additional acts, as Buyer may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and to effectuate the New Financing.

                  5.7 RESTRUCTURING OF LIABILITIES. (a) Prior to the Closing, the Company shall use its best efforts to cause the Original Company to reduce the lease obligations set forth in Section 3.8(e) above to no more than $250,000 and such amount shall be payable in thirty six (36) equal monthly installments, commencing thirty (30) days after the Closing Date, and interest shall accrue on the unpaid balance at a rate of eight (8%) percent per annum.

                  (b) The Company shall use its best efforts to cause the Original Company to use its best efforts to restructure its following liabilities set forth in Section 3.8(e) above as follows:

                           (i)  Deferred income shall remain at $430,000; and

                           (ii) The long-term note payable, if it is determined to be a bona fide claim, shall be reduced to $406,000 with monthly payments of $7,000 per month for 58 months.

                  (c) Upon effectiveness of the restructuring amendments to the Old Bridge Notes set forth in Section 3.8(f) above, the holders of the Old Bridge Notes shall receive two-year warrants, substantially in the form included in Exhibit F to the Original Merger Agreement, exercisable for an aggregate of 100,000 shares of the Company's Common Stock at an exercise price per share equal to $5.00 ("Bridge Warrants").

                  5.8 AVAILABILITY OF EMPLOYEES. The Company shall use its best efforts to make its employees and those of the Original Company available to Buyer and shall cooperate in getting its employees and those of the Original Company to continue developing its products in accordance with the directions of Buyer.

                  5.9 COMPANY STOCKHOLDERS' APPROVAL. The Company shall solicit approval of the Merger from all of its stockholders and deliver twelve-month lock-up letters in the form traditionally used in the industry to Buyer prior to the Closing Date. If all stockholders of the Company do not vote in favor of the Merger, then Buyer may terminate this Agreement and shall have no further liabilities hereunder. The Company shall make all solicitations of its stockholders in accordance with applicable securities laws.

                  5.10 NO OTHER NEGOTIATIONS. From and after the date of this Agreement until the earlier of the termination of this Agreement or the Closing, none of the Company, its affiliates, officers, directors, employees or agents shall directly or indirectly solicit, initiate, encourage, facilitate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any agreement with, any Person (other than Buyer and in respect of the Company Merger or in respect of the development of the Company's business) concerning any transaction that would result directly or indirectly in the transfer to any Person of the Company or any equity interest therein, or any part of the business or assets or properties of the Company (each a "Prohibited Transaction"). In the event a third party makes an inquiry with respect to a Prohibited Transaction, the Company shall respond to the inquirer with a written letter stating that it is in exclusive negotiations with another party and therefore cannot discuss the matter with them but that if such negotiations were to terminate, then the Company would let them know.

                  5.11 CONDUCT OF BUSINESS. Consistent with Article III, the Company shall use its best efforts to conduct its business, and to cause the Original Company to conduct its business in a prudent and reasonable manner.


                                   ARTICLE VI

                               COVENANTS OF BUYER

                  Buyer hereby covenants and agrees as follows:

                  6.1 COOPERATION. Buyer shall provide information as necessary to cooperate with the Original Company and the Company in connection with the Company's efforts to consummate the Private Placement.

                  6.2 CERTAIN FILINGS. Buyer shall make or cause to be made all filings with regulatory authorities that are required to be made by Buyer or its affiliates to carry out the transactions contemplated by this Agreement.

                  6.3 BEST EFFORTS TO SATISFY CONDITIONS. Buyer shall use its best efforts to satisfy the conditions set forth in Articles VII and VIII that are within its control.

                  6.4 FURTHER ASSURANCES. Buyer shall execute and deliver such additional documents and instruments, and perform such additional acts, as the Company may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby, and to effectuate the intent and purposes hereof and thereof.

                  6.5 MANDATORY REPORTING COVENANT. Within fifteen (15) days following the Closing, Buyer, as the Surviving Corporation, shall file an application and therewith shall use its best efforts to become and remain a mandatory reporting company under the Exchange Act.

                  6.6 REGISTRATION RIGHTS. Without limiting the generality of the Surviving Corporation's assumption of the liabilities of Buyer and the Company set forth in Section 2.1 above, upon the effectiveness of the Merger, Buyer as the Surviving Corporation agrees to assume the obligations of the Company to file and thereafter use its best efforts to cause to become effective a registration statement covering the shares of Company Common Stock acquired by the purchasers in the Private Placement, which registration statement shall also include all shares of Buyer's Common Stock acquired as an advisory fee from Buyer by

International Capital Growth, Ltd. and all shares of Buyer's Common Stock beneficially owned by its officers and directors and their affiliates, including Unity Venture Capital Associates Ltd. and all shares of Buyer's Common Stock issuable upon exercise of the outstanding Buyer Warrants (collectively, the "Covered Shares"). With respect to the Covered Shares and the holders of the Covered Shares, Buyer shall take such action as is contemplated by Sections 6 and 7 of the Placement Agent Agreement dated as of September 29, 1997 between the Company and the Placement Agent, as fully and effectively as if such provisions were set forth in full in this Agreement and the defined term "Placement Agent Shares" were defined to include the Covered Shares and the defined term "Registration Rights Holders" was defined to include the holders of the Covered Shares.


                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of Buyer to consummate the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Buyer:

                  7.1 CONSUMMATION OF THE NEW FINANCING. The Company shall have consummated the New Financing with aggregate gross proceeds to the Company of no less than $3.6 million.

                  7.2 REPRESENTATIONS AND WARRANTIES. Subject to their terms, each and every representation and warranty of the Company contained in this Agreement, and in any Schedule or any certificate delivered pursuant hereto shall be true and accurate as of the date when made and as of the time of the Closing, as such statements relate to the relevant dates.

                  7.3 COMPLIANCE WITH COVENANTS. The Company shall have performed and observed all covenants and agreements to be performed or observed by the Company under this Agreement at or before the Closing.

                  7.4 LACK OF ADVERSE CHANGE. Since June 30, 1997, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on the Company or on the Original Company.

                  7.5 UPDATE CERTIFICATE. Buyer shall have received a favorable certificate, dated the Closing Date, signed by the Company as to the matters set forth in Sections 7.1, 7.2, 7.3, 7.4 and 7.12.

                  7.6 OPINION OF COUNSEL. Buyer shall have received the opinion of counsel to the Company reasonably satisfactory to Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

                  7.7 REGULATORY APPROVALS. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement shall have been received.

                  7.8 CONSENTS OF THIRD PARTIES TO CONTRACTS. All consents from third parties to any Contracts shall have been obtained in writing.

                  7.9 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated by this Agreement or which imposes restrictions on Buyer's right or ability to acquire or operate the business of the Company shall be in effect; and no action or proceeding before any court or regulatory authority shall have been instituted or threatened in writing by any governmental or regulatory authority, or by any other Person (other than Buyer or any of its affiliates), which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or which seeks to impose restrictions on Buyer's right or ability to acquire or operate the business of the Company, and which in any such case has a reasonable likelihood of success in the opinion of counsel to Buyer.

                  7.10 PROHIBITED TRANSACTIONS INQUIRIES. Buyer shall have received from the Company a list of the names of each person who made an inquiry relating to Prohibited Transactions and the details of such inquiry.

                  7.11 STOCKHOLDER APPROVAL. The holders of all of the outstanding shares of common stock of the Company shall have approved the Merger and this Agreement. The holders of two-thirds of the shares of Common Stock of Buyer voted at the special meeting of shareholders of Buyer called to consider this Agreement and the amendments to the Certificate of Incorporation of Buyer giving effect to the Name Change and the Increase in Authorized Common Stock (the "Amendments"), shall have cast their votes to approve and adopt this Agreement and the Amendments.

                  7.12 CONSUMMATION OF THE COMPANY MERGER. The Original Company and the Company shall have consummated the Company Merger pursuant to the Original Merger Agreement.


                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY


                  The obligations of the Company to consummate the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Company:

                  8.1 CONSUMMATION OF THE NEW FINANCING. The Company shall have consummated the New Financing with aggregate gross proceeds to the Company of no less than $3.6 million.

                  8.2 REPRESENTATIONS AND WARRANTIES. Subject to their terms, each and every representation and warranty of Buyer contained in this Agreement, and in any Schedule or any certificate delivered pursuant hereto shall be true and accurate as of the date when made and as of the time of the Closing, as such statements relate to the relevant dates.

                  8.3 COMPLIANCE WITH COVENANTS. Buyer shall have performed and observed all covenants and agreements to be performed or observed by Buyer under this Agreement at or before the Closing.

                  8.4 UPDATE CERTIFICATE. The Company shall have received a favorable certificate, dated the Closing Date, signed by Buyer as to the matters set forth in Sections 8.2 and 8.3.

                  8.5 OPINION OF COUNSEL. The Company shall have received the opinion of counsel to Buyer reasonably satisfactory to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

                  8.6 REGULATORY APPROVALS. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement shall have been received.

                  8.7 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated by this Agreement shall be in effect.

                  8.8 STOCKHOLDERS' APPROVAL. The holders of all of the outstanding common stock of the Company shall have approved the Merger and this Agreement. The holders of two-thirds of the shares of Common Stock of Buyer voted at the special meeting of shareholders of Buyer called to consider this Agreement and the

Amendments shall have cast their votes to approve and adopt this Agreement and the Amendments.

                  8.9 CONSUMMATION OF THE COMPANY MERGER. The Original Company and the Company shall have consummated the Company Merger pursuant to the Original Merger Agreement.

                  8.10 RESIGNATIONS. All of Buyer's executive officers and directors shall have resigned their positions with Buyer.


                                   ARTICLE IX

                              CLOSING; CLOSING DATE

                  Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Article X, a closing (the "Closing") shall be held on the day on which the New Financing is consummated and immediately following, at the offices of Heller, Horowitz & Feit, P.C., 292 Madison Avenue, New York, New York 10017. At such time (the "Closing Date") and place the documents referred to in Articles VII and VIII shall be exchanged by the parties and, as soon as practicable thereafter, the Certificate of Merger shall be filed with the office of the Secretary of State of the State of Delaware; provid ed, however, that if any of the conditions provided for in Article VII or VIII shall not have been met or waived by the date on which the Closing is otherwise scheduled, then the party whose obligations are subject to the satisfaction of such condition shall be entitled to postpone the Closing by notice to the other parties until such condition or conditions shall have been met (which such other parties shall seek to cause to happen at the earliest practicable date) or waived.


                                    ARTICLE X

                                   TERMINATION

                  This Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger:

                  (a) by the mutual consent in writing of Buyer and the Company; or

                  (b) by the Company or Buyer by notice to the other if the Closing shall not have occurred on or prior to November 24, 1997; provided that the party seeking termination pursuant to this provision is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

If this Agreement is terminated in accordance with this Article X, the Merger shall be abandoned without further action by the Company or Buyer. Termination of this Agreement pursuant to this Article X shall not relieve any party of any obligation in respect of a breach of this Agreement.


                                   ARTICLE XI

                                 INDEMNIFICATION

                  11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall survive the Closing. Each party hereto shall be entitled to rely on any such representation or warranty regardless of any inquiry or investigation made by or on behalf of such party.

                  11.2 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless Buyer and its directors, officers, shareholders, control persons, agents and attorneys from and against any Loss incurred or suffered by such Person as a result of, arising from or in connection with:

                           (i) any representation or warranty made by the Company in this Agreement, or in any Schedule or certificate delivered pursuant hereto or in any information delivered in connection with the New Financing which is inaccurate or misleading in any material respect as of the date hereof, as of the Closing Date or to any such information, as of the date of its use; and

                           (ii) any failure by the Company to perform or comply in any material respect with any covenant or agreement on the part of the Company contained herein;

provided that from and after the Closing Date recourse for such indemnification obligations of the Company shall be limited to the shares held by the Escrow Agent pursuant to the Escrow Agreement.

                  11.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless members of current management of the Company from and against any Loss incurred or suffered by such Person as a result of, arising from or in connection with:

                   (i) any representation or warranty made by Buyer in this Agreement, or in any Schedule or certificate delivered pursuant hereto which is inaccurate or misleading in any material respect as of the date hereof or as of the Closing Date; and

                  (ii) a failure by Buyer to perform or comply in any material respect with any covenant or agreement on the part of Buyer contained herein.

                  11.4 GENERAL LIMITATIONS ON INDEMNIFICATION. Any party entitled to indemnification under this Article XI shall notify the indemnifying party in writing, and in reasonable detail, of any claim or demand made by any third party against the indemnified party for which indemnification will be sought promptly after receipt by such indemnified party of written notice of such claim or demand; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the indemnifying party is actually prejudiced as a result of such failure. The indemnifying party shall have the right to assume all aspects of the control, defense and settlement of any third party action, suit or proceeding which may be the subject of a claim for indemnification under this Article XI with counsel reasonably acceptable to the indemnified party except to the extent that counsel to such indemnified party advises such indemnified party in writing that it is such counsel's professional judgment that such representation would represent a conflict of interest. The indemnified party shall cooperate with the indemnifying party in the defense of any such action, including but not limited to promptly providing copies of all pleadings and documents to the indemnifying party and shall not unreasonably withhold its consent to the settlement of any claim or demand of a third party so long as such settlement obligates the indemnifying party to pay the full amount of the liability in connection with such claim or demand and unconditionally releases all such indemnified parties in connection with such claim or demand. Any separate counsel retained by an indemnified party in connection with a matter which the indemnifying party is entitled and elects to control shall be at its expense. The indemnifying party shall not be liable for any settlement effected without its prior consent which shall not be unreasonably withheld.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall pay all costs and expenses incurred by such party in respect of the transactions contemplated hereby.

                  12.2 ENTIRETY OF AGREEMENT. This Agreement (including the Schedules and Exhibits hereto), together with the other documents and certificates delivered hereunder, state the entire agreement of the parties, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties and agreements which have induced this Agreement. Each party agrees that in dealing with third parties it will not make any representations contrary to those made by it herein.

                  12.3 NOTICES. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth on the signature pages of this Agreement; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (d) by sending a copy thereof by facsimile (with a copy simultaneously sent by registered mail, return receipt requested) to such other party at the facsimile number of such other party set forth on the signature pages of this Agreement.

                  In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

                  12.4 AMENDMENT. This Agreement may be modified or amended only by an instrument in writing, duly executed by all of the parties hereto.

                  12.5 NONWAIVER. No waiver by any party of any term, provision, covenant, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, covenant, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, covenant, representation or warranty (or of the breach of any other term, provision, covenant, representation or warranty) contained in this Agreement on the same or any other occasion.

                  12.6 COUNTERPARTS. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

                  12.7 ASSIGNMENT; BINDING NATURE; NO BENEFICIARIES. This Agreement may not be assigned by any party hereto without the written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in Article XI and in Section 6.5, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

                  12.8 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

                  12.9 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein.

                  12.10 SPECIFIC PERFORMANCE. The Company acknowledges and agrees that Buyer would be damaged irreparably in the event any of the covenants or agreements contained in this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company agrees that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the covenants and agreements contained in this Agreement and to enforce specifically this Agreement and the covenants and agreements contained herein without the necessity of proving actual damages or posting any bond, in addition to any other remedy to which the Buyer may be entitled at law or in equity. The Company shall be liable for all reasonable fees and expenses of Buyer's counsel in connection with the enforcement of the provisions herein, provided that Buyer prevails in any such proceeding.

                  12.11 CONSTRUCTION. In this Agreement (i) words denot ing the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation", whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, (vii) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its affiliates of any conditions reasonably considered by such party to be materially burdensome to such party or its affiliates, and (viii) except as otherwise expressly provided herein, all dollar amounts are expressed in United States funds.

                  12.12 DISCLOSURE. Except as and to the extent required by law and except to the extent necessary to complete the Merger, without the prior written consent of Buyer, the Company shall not and shall use its best efforts to cause the Original Company to not (i) make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the parties or any of the terms, conditions, or other aspects of the transactions contemplated by this Agreement ("Confidential Information") or (ii) disclose any Confidential Information to any person other than their respective representatives and professional advisors who need to know such information and who agree to be bound by the terms of this Section 12.12. The Company shall be liable for any breaches of this Section 12.12 by its representatives and professional advisors. If the Company or the Original Company is required by law to disclose any Confidential Information, the Company shall, and shall use its best efforts to cause the Original Company to, first provide to Buyer the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made to permit Buyer to seek a protective order regarding such disclosure and cooperate as reasonably requested by Buyer in seeking to obtain such protective order. Notwithstanding the foregoing, Buyer may disclose Confidential Information as necessary to comply with applicable legal requirements, in connection with the New Financing and as it may otherwise deem necessary.

                  12.13 REMEDIES CUMULATIVE. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein.

                  12.14 NON-RECOURSE. For the avoidance of doubt, (a) the Company acknowledges that recourse for any obligation of Buyer under or in connection with this Agreement and any document or instrument related hereto shall be had only against the assets of

Buyer, and no officer, director, shareholder, control person, agent or attorney of Buyer shall have any personal liability for any of the obligations of Buyer under or in connection with this Agreement or any documents or instruments related hereto and (b) Buyer acknowledges that recourse for any obligation of the Company under or in connection with this Agreement and any document or instrument related hereto shall be had only against the assets of the Company, and no officer, director, shareholder, control person, agent or attorney of the Company shall have any personal liability for any of the obligations of the Company under or in connection with this Agreement or any documents or instruments related hereto.

                  12.15 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any Federal court situated in the State of New York or any state court of the State of New York in each case, in the Borough of Manhattan, City of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of any such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Any and all service of process and any other notice in any such suit, action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage fully prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction. In addition, nothing in this Section 12.15 shall be interpreted to mean that a party has consented to such jurisdiction and service of process in connection with any suit, action, or proceeding solely arising out of or relating to this letter.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                        ACADEMIC COMPUTER SYSTEMS, INC.


                                        By:
                                             ------------------------------
                                                 Name:  Lawrence Burstein
                                                 Title:  President

                                        Address:
                                        -------
                                                 245 Fifth Avenue
                                                 New York, New York  10016
                                                 Attn:  Lawrence Burstein
                                                 Telephone No.:  (212) 696-4282
                                                 Facsimile No.:  (212) 532-8293

with a copy to:

Ira I. Roxland, Esq.
Cooperman Levitt Winikoff Lester & Newman, P.C.
800 Third Avenue
New York, New York 10022
Telephone No.: (212) 688-7000
Facsimile No.: (212) 755-2839



                                                WORLDS ACQUISITION CORP.


                                                By:
                                                    --------------------------
                                                    Name:  Thomas Kidrin
                                                    Title:  President

                                                Address:
                                                -------
                                                Townhouse 15
                                                Union Wharf
                                                Boston, Massachusetts 02109
                                                Attn: Thomas Kidrin
                                                Telephone No.: (617) 722-9933
                                                Facsimile No.: (617) 722-9944


with a copy to:

Richard Horowitz, Esq.
Heller, Horowitz & Feit, P.C.
292 Madison Avenue
New York, New York  10017
Telephone No.: (212) 685-7600
Facsimile No.: (212) 696-9459

                            DISCLOSURE SCHEDULE INDEX

Schedule 2.2(a)            Breakdown of Merger Shares

Schedule 3.1               Jurisdictions

Schedule 3.2               Stockholders

Schedule 3.3               Subsidiaries

Schedule 3.6(b)            Transactions with Affiliates

Schedule 3.7               Material Third Party Claims Against Assets

Schedule 3.9               Taxes (and Taxing Authorities' Jurisdictions)

Schedule 3.9(c)            Material Tax Elections

Schedule 3.10(a)           Real Property

Schedule 3.10(b)           Interests in Material Properties and Assets

Schedule 3.10(c)           Permitted Encumbrances

Schedule 3.11(a)           List of Intellectual Property

Schedule 3.11(b)           Encumbrances on Intellectual Property

Schedule 3.12              Contracts and Agreements

Schedule 3.13              Insurance Policies

Schedule 3.14              Status of Litigation

Schedule 3.15              Licenses and Permits

Schedule 3.16(f)           Labor Investigations

Schedule 3.16(g)           Salaries

Schedule 3.17              Employee Benefit Plans

Schedule 3.18              Environmental Permits

Schedule 3.20              Bank Accounts

Schedule 3.21              Recent Contract Settlements

Schedule 3.21              Ongoing Litigation

Schedule 3.24              Largest Customers

Schedule 4.7               Buyer's Compliance